EXHIBIT 1

JOINT FILING AGREEMENT

             The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, no par value, of Axion International Holdings, Inc. is filed jointly, on behalf of each of them.

Dated:   January 31, 2012

                                         /s/ Samuel G. Rose
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                                         Samuel G. Rose

                                         /s/ Julie Walters
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                                         Julie Walters